Exhibit 99.1

VERIFYSMART SIGNS 50-50 REVENUE SHARING AGREEMENT WITH I-PAY COMMERCE VENTURES;
         TARGETS SHARE OF PHILIPPINES' $22B REMITTANCE TRANSFER MARKET

OCTOBER 27, 2009 - TAGUIG, METRO MANILA, PHILIPPINES - VERIFYSMART (TM) CORP. (VSMR: OTCBB): ("VERIFYSMART" OR THE "COMPANY"), a global leader in secure and fraud free credit and debit payment processing services, today signed a 50-50 revenue sharing agreement (the "AGREEMENT") with i-Pay Commerce Ventures Inc ("IPCV")., a subsidiary of the Intellectual Property Ventures Group Corporation, a listed company on the Philippine Stock Exchange (PSE), to initiate a two-stage integration of the Company's VerifyTransfer(TM) platform. IPCV is a major player in Asia'S Information and Technology sectors, with a focus on telecommunications, on-line gaming, and business process outsourcing.

The Agreement commences immediately with an initial three-month pilot undertaken by multiple IPCV remittance offices, whereby IPCV will utilize VerifySmart's VerifyTransfer(TM) platform to securely and safely enable pre-paID Visa cards subscribed from China Trust Commercial Bank, one of Central and Southeast Asia's largest financial institutions.

On conclusion of the three-month pilot phase, more than 100 IPCV remittance offices located throughout Southeast Asia, will adopt VerifyTransfer(TM) as their integrated fraud detection and prevention technology. Based on tHE current $22B annual spend on in-bound remittance transfers in the Philippines today, the Company estimates a conservative one percent share of the market, gained over two years - or $10M USD net gross to VerifySmart.

"VerifySmart is pleased to sign an agreement with IPCV, one of the premier remittance corporations in the Philippines. The Philippines is one of the largest remittance countries, where overseas workers send over $22B USD home to family members every year. By incorporating our secured VerifyTransfer(TM) transaction platform in thIS major Southeast Asian market, and demonstrating its stability and reliability, there is significant opportunity for VerifySmart to gain traction quickly and become the standard for remittance transaction security worldwide," says VerifySmart CEO Ralph Santos.

ABOUT VERIFYTRANSFER(TM)

VERIFYTRANSFER(TM) - VerifyTransfer enables secure, simple and fast money transfer to single or multipLE recipients. VerifyTransfer offers enterprise customers a simple and seamless solution for sending and receiving money instantly, using VerifyGateway(TM), and its SMS (text) enabled protocol for
processing   large  volumes  and  caSH  quickly  and   securely.   By  utilizing
VerifyTransfer   and   VerifyGateway   technologies   -  two  of   VerifySmart's
comprehensive  suite of fraud  detection  and  prevention  platforms - financial
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institutions,  telecoms,  information  technology and other enterprise  clients,
`and their clients' benefit from the most advanced online money transfer and credit and debit card security technology in the world. VerifySmart technologies build maximum security and flexibility into a variety of financial transactions in person, online, in wireless environments and over traditional phone lines. VerifyTransfer advantages include:

     * Comprehensive reporting on all transaction activities and customer accounts

     *    Next generation security, fraud monitoring and reporting

     *    24/7/365 customer support

     *    Multiple accounts for recipients

     *    Flexibility of payment source

     * Integration with sophisticated retrieval methods, including Visa remittance

     *    Makes remittance payments easier

     *    Speeds up data transmission

     *    Increases accuracy and speed of contributions to member accounts

     * Provides easy access to details of past transactions and remittance history.

VerifySmart management believes that, in relatively few years, current debit and credit card fraud prevention and detection technologies will be obsolete, including the current Chip and PIN technology. And further, that their suite of next generation fraud detection and prevention technologies will initiate a sea-change in security standards.

Chip and PIN technology, which originated in the UK in 2004 and launched recently in parts of North America has disappointed the industry. In 2008 APACS (Association of Payment Clearing Services) reported card-only fraud losses as a percentage of card turnover amounted to 0.12%. Prior to the introduction of Chip and PIN, this same statistic was 0.14% - a mere 0.02% reduction in losses gained at the expense of tens of millions in technology modifications.

ABOUT VERIFYSMART

VerifySmart Corp designed and developed a Proprietary Hardware/Software Solution that solves Credit/Debit Card fraud by using two Factor Authentication.

The Company's Core Technology is designed to meet the needs of the Security challenged Transaction Processing Industry. Present day solutions, such as
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Verified by Visa, Chip and Pin and CVV Code (all which can be compromised)  have not reduced payment card fraud by any significant factor.

The VerifySmart solution has reduced fraud to zero in earlier production pilots. the Company's proven and highly scalable solution is gaining worldwide attention and placing VerifySmart at the forefront of the fraud prevention revolution.

ABOUT IPCV

IPCV, is a subsidiary of the Intellectual  Property  Ventures Group  Corporation
(IPVG), a listed company in the Philippine Stock Exchange (PSE) and one of the major players in Information Technology & Telecommunications, on-line gaming and business process outsourcing (BPO) sectors.

FORWARD LOOKING STATEMENTS

This current report contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this current report which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.


Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainty of financial estimates and projections, the competitive and regulatory environment for start up software companies, stock market conditions, unforeseen technical difficulties and our ongoing ability to operate a business and obtain financing. These forward-looking statements are made as of the date of this current report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.


Although we believe that our beliefs, plans, expectations and intentions contained in this current report are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the 2008 fiscal year, our quarterly reports on Form 10-Q and our other periodic reports filed from time-to-time with the Securities and Exchange Commission pursuant to the Securities Exchange Act.


Corporate Headquarters
Fort Legend Towers, Suite 2002 - 3rd Avenue corner 31st Street
E-Square, Fort Bonifacio Global City, Taguig
Metro Manila, Philippines
Contact: 1-877-685-1584
Questions or Feedback
inquiry@verifysmart.com
www.verifysmart.com